UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007 (July 12, 2007)

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32427	42-1648585
(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	(Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	(Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	(Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	(Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On July 12, 2007, Huntsman Corporation, a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Agreement”) with Hexion Specialty Chemicals, Inc., a New Jersey corporation (“Hexion”), and Nimbus Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Hexion (“Merger Sub”), under which Hexion has agreed to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company.  Under the terms of the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Hexion (the “Merger”).

Prior to entering into the Agreement, the Company terminated the Agreement and Plan of Merger (the “Basell Agreement”) dated as of June 26, 2007 among the Company, Basell AF (“Basell”) and BI Acquisition Holdings Limited.  The Company has satisfied its obligation to pay Basell the $200 million termination fee pursuant to the terms of Basell Agreement.

At the effective time of the Merger, each outstanding share of Common Stock, other than any shares owned by Hexion, Merger Sub, the Company or its subsidiaries or any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $28.00 in cash, without interest (the “Merger Consideration”).  In addition, the restrictions applicable to each restricted share of Common Stock (including Common Stock underlying restricted stock units and phantom stock) issued or granted pursuant to the Company’s Stock Incentive Plan (as defined in the Agreement) shall immediately lapse, and at the effective time, each share of such Common Stock, restricted stock units and phantom stock will be converted into the right to receive the Merger Consideration.  The foregoing does not apply to issuances of restricted stock granted after February 15, 2008, if any. Immediately prior to the effective time, the restrictions of one-half of such shares of restricted stock granted after February 15, 2008, if any, will immediately lapse and at the effective time will be converted into the right to receive the Merger Consideration, and the remainder of such shares shall convert into the right to receive the Merger Consideration six months after the closing.  All options to acquire shares of Common Stock outstanding under the Company’s Stock Incentive Plan will vest immediately prior to the effective time and the holders of such options will be entitled to receive an amount of cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to the option for each share subject to the option.

The Board of Directors of the Company unanimously approved the Agreement on the recommendation of a transaction committee comprised entirely of independent directors.

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, foreign competition approvals and other customary closing conditions. The Agreement provides that Hexion will have up to 12 months, subject to a 90 day extension in the judgment of the Huntsman Board of Directors under certain circumstances, to close the transaction and that the cash price per share to be paid by Hexion will increase at the rate of 8% per annum (inclusive of any dividends paid) if the transaction is not consummated by April 5, 2008.

In connection with the Merger, Hexion has entered into separate voting agreements (the “Voting Agreements”) with certain stockholders, including entities controlled by MatlinPatterson, the Huntsman family and Fidelity Charitable Gift Fund, who collectively own 57% of the Common Stock, pursuant to which the stockholders party thereto have agreed to vote their shares of Common Stock in favor of the approval of the Merger, the approval and adoption of the Agreement and against any competing proposal.

The Agreement contains certain termination rights, including if the Company’s Board of Directors changes its recommendation to the stockholders in connection with a Superior Proposal (as defined in the Agreement), and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to pay a termination fee of $225 million and reimburse Hexion for the $100 million funded by Hexion in connection with the termination of the Basell Agreement described in Item 1.02 of this report. If the Agreement is terminated in connection with a Superior Proposal, the Voting Agreements will also be terminated.

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The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Amended and Restated Registration Rights Agreement

In connection with the execution of the Agreement, on July 12, 2007, the Company entered into an Amended and Restated Registration Rights Agreement with entities controlled by MatlinPatterson and the Huntsman family and certain other stockholders party thereto (the “Registration Rights Agreement”), which amended the Registration Rights Agreement dated February 10, 2005 to permit entities controlled by MatlinPatterson to exercise a demand registration right to cause a registration statement covering all of MatlinPatterson’s Common Stock to be filed with the Securities and Exchange Commission by July 23, 2007.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the company’s website at  http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 1.02  Termination of a Material Definitive Agreement.

On June 26, 2007, the Company entered into an Agreement and Plan of Merger (the “Basell Agreement”) with Basell and BI Acquisition Holdings Limited, a Delaware corporation and a wholly-owned subsidiary of Basell.  The Basell Agreement contemplated that BI Acquisition Holdings Limited would be merged with and into the Company and each outstanding share of Common Stock would be converted into the right to receive $25.25 per share in cash, without interest.

2

On July 12, 2007, the Company sent notice to Basell that, pursuant to the terms of the Basell Agreement, the Company terminated the Basell Agreement in order to enter into the Agreement.  As a result, the Company paid Basell a break-up fee in the amount of $200 million, of which Hexion funded $100 million.

For a description of the terms and conditions of the Basell Agreement, please see the description set forth in the Form 8-K of the company filed on June 27, 2007, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of July 12, 2007, among the Company, Hexion Specialty Chemicals, Inc. and Nimbus Merger Sub Inc.*

4.1

Amended and Restated Registration Rights Agreement dated July 12, 2007 among the Company, Huntsman Family Holdings Company LLC, MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson Global Opportunities Partners (Bermuda), L.P. and the other stockholders party thereto.

*      Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

Date: July 13, 2007	By:	/s/	JOHN R. HESKETT
	Name:		John R. Heskett
	Title:		Vice President, Corporate Development and
Investor Relations

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of July 12, 2007, among the Company, Hexion Specialty Chemicals, Inc. and Nimbus Merger Sub Inc.*

4.1

Amended and Restated Registration Rights Agreement dated July 12, 2007 among the Company, Huntsman Family Holdings Company LLC, MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson Global Opportunities Partners (Bermuda), L.P. and the other stockholders party thereto.

*                 Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.